As Filed with the Securities and
                         Exchange Commission on June 7, 1994.

                                         Registration No. _________________
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549


                                       FORM S-8


                                Registration Statement
                           Under the Securities Act of 1933



                                    BRUNO'S, INC.
                  (Exact Name of issuer as Specified in Its Charter)

                 Alabama                            63-0411801
          (State of Incorporation)                (I.R.S. Employer
                                                  Identification Number)


          300 Research Parkway, Birmingham, Alabama           35211
          (Address of Principal Executive Offices)          (Zip Code)


                  BRUNO'S, INC. EMPLOYEE INCENTIVE STOCK OPTION PLAN
                               (Full Title of the Plan)


                                 RONALD G. BRUNO, CEO
                                     Bruno's Inc.
                                 300 Research Parkway
                              Birmingham, Alabama 35211
                       (Name and Address of Agent For Service)

                                    (205) 940-9400
            (Telephone Number, Including Area Code, of Agent For Service)


          The Commission is requested to send copies of all notices and other communications to:

                                  Richard Cohn, Esq.
                                SIROTE & PERMUTT, P.C.
                             2222 Arlington Avenue, South
                              Birmingham, Alabama 35255















                     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:

          As soon after the effective date hereof as options relating to stock being registered become exercisable.


                                 ___________________


                           CALCULATION OF REGISTRATION FEE
          ________________________________________________________________
                                        Proposed  Proposed
          Title of                      Maximum   Maximum
          Securities     Amount         Offering  Aggregate Amount of
          To Be          To Be          Price     Offering  Registration
          Registered     Registered     Per Share Price*    Fee
          ________________________________________________________________

          Common Stock,
          $.01 par
          value, of
          Bruno's, Inc.  2,000,000 sh.  $7.50     $15,000,000     $3,750
          ________________________________________________________________

          *Estimated  solely for  purposes of determining  the Registration
          Fee.



























          MS68109.2SDW













                                      PROSPECTUS



                                    BRUNO'S, INC.

                                   2,000,000 Shares
                                     Common Stock
                                   ($.01 Par value)




                 Offered as set forth herein to certain employees of
                            Bruno's, Inc. pursuant to the


                                    BRUNO'S, INC.
                               EMPLOYEE INCENTIVE STOCK
                                     OPTION PLAN



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          No person is authorized to give any information or to make any representation not contained in the Prospectus and any information or representation not contained herein must not be relied upon as having been authorized by the Company.

          There are no underwriting discounts or other fees to be paid in connection with the sale of any securities hereunder. All of the proceeds from the sale of stock hereunder go to Bruno's, Inc.


                     THE DATE OF THIS PROSPECTUS IS JUNE 7, 1994.












          MS68109.2SDW













               Bruno's, Inc.  is subject to  the informational requirements of  the  Securities  Exchange  Act  of 1934  and,  in  accordance

          therewith,  files   reports  and   other  information  with   the

          Securities and Exchange Commission.

               All reports, proxy statements and other information filed by

          Bruno's, Inc. with the Securities  and Exchange Commission can be

          inspected   and  copied  at   the  public   reference  facilities

          maintained  by  the Securities  and  Exchange  Commission at  the

          following location:

                    Securities and Exchange Commission
                    450 Fifth Street, N.W.
                    Judiciary Plaza
                    Washington, D.C. 20549

          Copies  of such  material can  also be  obtained from  the Public

          Reference  Section of  the  Commission, 450  Fifth Street,  N.W.,

          Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

               Bruno's,  Inc. will provide without charge a copy of any and all  of the information incorporated by reference herein from any document or part thereof  which is not delivered herewith  to any person,  including any beneficial owner,  to whom a  copy of this

          Prospectus is  delivered, upon  written or  oral request  of such person from Glenn J.  Griffin, c/o Bruno's, Inc., Post Office Box

          2486,  Birmingham, Alabama  35201; Telephone  Number: (205)  940-

          9400.








          MS68109.2SDW












                                  TABLE OF CONTENTS

                                                                       Page

          GENERAL INFORMATION                                             1

               Issuer and Participating Employees                         1
               The Purpose of the Employee Incentive Stock Option Plan 1 The Origin and Duration of the Employee Incentive Stock
               Option Plan                                                2

          INCOME TAX CONSEQUENCES                                         3

          OPERATION OF THE PLAN                                           5

               Securities Subject to the Plan                             5
               Eligibility and Extent of Participation                    5
               Administration of the Plan                                 6
               Option Price                                               7
               Payment of Purchase Price                                  8
               Exercise of Options                                        9
               Restrictions on Resale                                     9
               Death - Termination of Employment - Assignment            11
               Sale, Merger or Consolidation of the Company              12
               Outstanding Options Under the Plan                        13

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                13

          LEGAL MATTERS                                                  15

          INDEMNIFICATION OF DIRECTORS AND OFFICERS                      15

          ADDITIONAL INFORMATION                                         17




















          MS68109.2SDW













                                    BRUNO'S, INC.


                                    Transfer Agent
                                  AmSouth Bank, N.A.
                                 Birmingham, Alabama

                                 GENERAL INFORMATION

          ISSUER AND PARTICIPATING EMPLOYEES

               The plan pursuant to which  stock of Bruno's, Inc. is  to be

          registered   hereunder  is   entitled  "Bruno's,   Inc.  Employee

          Incentive Stock Option Plan" (the "Plan").  The name, address and telephone  number  of the  issuer  whose stock  is  being offered pursuant to the Plan are:

                    Bruno's, Inc.
                    300 Research Parkway
                    Birmingham, Alabama 35211
                    Phone:  205/940-9400

               The only employees  who are entitled  to participate in  the

          Plan are those of Bruno's, Inc.



          THE PURPOSE OF THE EMPLOYEE INCENTIVE STOCK OPTION PLAN

               The general purpose of  the Plan is to serve as an incentive and to  encourage stock  ownership by  certain  officers and  key executive employees of Bruno's, Inc., an Alabama corporation (the

          "Company") so that they may acquire or increase their proprietary interest in the success of the Company, and to  encourage them to

          remain  in the  employ  of  the Company.    At the  present  time

          approximately 22   employees are eligible to  participate, all of

          whom have been issued stock options.



          MS68109.2SDW












          THE ORIGIN AND  DURATION OF THE  EMPLOYEE INCENTIVE STOCK  OPTION

          PLAN

               The  Plan was  adopted  by the  Board  of Directors  of  the

          Company  on May  6, 1993,  and was  subsequently approved  by the

          Shareholders at their annual  meeting held on October 22,  1993.

          The  Company and  its  employees are  parties to  the Plan.   The

          duration of the Plan is for a period of ten (10) years, beginning

          May 6, 1993, and terminating May 5, 2003.  The Board of Directors of the Company may, from time to time, with respect to any shares at  the time not subject  to options, suspend  or discontinue the

          Plan  or revise  or amend  it further  in any  respect whatsoever except  that,  without  approval  of the  Shareholders,  no  such revision  or amendment shall change  the number of shares subject to the Plan,  change the  designation of the  class of  employees eligible to  receive options, decrease the price at which options may  be granted, remove the  administration of the  Plan from the

          Committee appointed by  the Board of Directors to  administer the

          Plan,  or render any member of said Committee eligible to receive an option  under the Plan  while serving  thereon.  The  Plan may not,  without approval  of the  Shareholders, be  amended in  any manner that will  cause options issued under  it to fail  to meet the requirements of incentive stock options as defined in Section

          422A of the Internal Revenue Code of 1986, as amended.








          MS68109.2SDW                    2












                               INCOME TAX CONSEQUENCES

               The  Company  has been  advised  by  its counsel,  Sirote  &

          Permutt, P.C. of Birmingham, Alabama, that in their  opinion, the options which may be granted under the Plan meet the requirements of Section 422  of the Internal Revenue Code of  1986, as amended

          (the  "Internal Revenue Code"), and (i) no taxable income will be realized  by an  option holder  upon the  exercise of  his option

          (except  as  may  be incurred  under  the  "minimum  tax for  tax

          preferences"  provisions   of  the  Internal  Revenue   Code,  as

          discussed  hereafter),  provided that  at  all  times during  the period beginning with the date of the  granting of the option and ending on the day three months before the date of such  exercise,

          such individual  was an  employee of  the Company  or one of  its subsidiaries; (ii) the option holder, upon the disposition of the shares acquired upon such exercise, will realize capital gains or losses, rather than ordinary income or loss, in the amount of the difference  between the option price and the sale price, provided that no disposition  of such  shares is made  by such  individual within either  two years  from the  date of  the granting  of the option  to him or  one year after  the transfer of  the shares to him;  and  (iii) the  Company and  its  subsidiaries will  not be allowed  any  deduction  for  federal income  tax  purposes  with respect to the  shares issued  upon the exercise  of the  options except  in  those cases  where the  option  holder is  subject to taxation  at ordinary income rates for failure to comply with the holding period requirement.


          MS68109.2SDW                    3












               Under Section  55 of the Internal Revenue  Code, an optionee who exercises an incentive stock  option may incur federal income

          tax  liability at the  time of exercise.   Section  55 imposes an

          "alternative  minimum tax"  on certain  items of  tax preference.

          These  items of tax  preference, with  respect to  stock options,

          include  the  amount by  which the  fair  market value  of shares subject to an incentive  stock option, determined at the  time of exercise,  exceeds the option price.  The alternative minimum tax is computed  by taking  into account the  taxpayer's "alternative

          minimum taxable income".   The alternative minimum taxable income

          is  basically  the  taxpayer's  adjusted  gross  income  adjusted

          pursuant to  Section 56  of the Internal  Revenue Code.   In  the

          event  the  alternative   minimum  taxable  income   exceeds  the

          exemption  amount available,  then an  "alternative  minimum tax"

          will be incurred equal  to 26% of the excess  alternative minimum taxable income up to $175,000 and 28% for any amount in excess of

          $175,000.  In the event the alternative minimum tax thus computed exceeds the taxpayer's regular tax  for the year, the alternative minimum tax will  be the tax  due.  Although  an optionee may  be subject to this special  tax liability on exercise of  an option,

          the Internal Revenue  Code appears  to make no  provision for  an increase in the tax basis of the shares so acquired.

               If  an option holder disposes of shares acquired by him upon exercise of an  option issued  under the Plan  within either  two years from the date of the granting  of the option to him or  one year  after the transfer of  the shares to  him, then such option


          MS68109.2SDW                    4












          holder  shall  have ordinary  income in  the  year in  which such disposition  occurs in an amount equal to the difference, if any,

          between the price at  which the stock under option  was purchased from the  Company  and  its fair  market  value at  the  time  of acquisition.

               The  Plan is not subject  to any provisions  of the Employee

          Retirement  Income Security  Act  of  1974.    The  Plan  is  not

          qualified under Section 401(a) of the Internal Revenue Code.



                                OPERATION OF THE PLAN

          SECURITIES SUBJECT TO THE PLAN

               The  title and total amount  of securities to  be subject to options granted and  to be  granted pursuant to  the Plan are  as follows:


                                             Total Amount of
                                             Securities Subject
          Title of Securities                to Options

          Common Stock, $.01 Par Value       2,000,000 Shares




          ELIGIBILITY AND EXTENT OF PARTICIPATION

               The persons who shall be  eligible to receive options  shall be such  key executive employees (including  officers, whether or not  they  are Directors)  of Bruno's,  Inc. or  its subsidiaries existing from time to time as the Board of Directors shall select


          MS68109.2SDW                    5












          from time to  time from  among those nominated  by the  Committee appointed  by the Board of Directors to  administer the Plan.  An optionee may hold more than one option, but only on the terms and subject to  the restrictions set  forth in the  Plan.  No  person shall be  eligible to receive  an option  for a larger  number of shares than is recommended for him by the Committee.  No Director of the  Company, while a member of the Committee appointed by the

          Board of Directors to  administer the Plan, shall be  eligible to receive an option under the Plan.

               There is no maximum or minimum amount of options that may be received by any one employee.



          ADMINISTRATION OF THE PLAN

               The  Plan is  administered  by  the  Company's  Compensation

          Committee appointed by the Board of Directors of the Company (the

          "Committee").   The Committee consists of not less than three (3)

          members of  the Company's Board  of Directors.  No  member of the

          Committee receives any compensation from  the assets of the Plan.

          The members  of the Committee  serve from  year to year  or until their successors are chosen  by the Board of Directors.  A member of the  Board of Directors  may be removed  from or added  to the

          Committee  by the Board of Directors upon a resolution adopted by a  majority of the Board  of Directors. The  Committee shall from time  to time at its discretion make recommendations to the Board of  Directors  with respect  to the  key executive  employees who shall be granted options  and the number of shares  to be covered


          MS68109.2SDW                    6












          by  each such option.  The determination of which employees shall be  entitled to receive options  under the Plan  is solely within the discretion of the Committee, subject to the provisions of the

          Plan.  As of the date of this Prospectus the names of the members of the Committee, and their addresses and  relationships with the

          Company, are as follows:



                                                            Relationship
                                                            with
          Name           Address             Function       Bruno's, Inc.

          Richard Cohn   2222 Arlington Ave. Determination  Director
                         Birmingham, AL      of Option
                         35205               Recipients

          Judy Merritt   440 Sun Valley Road Determination  Director
                         Birmingham, AL      of Option
                         35215               Recipients

          Bart Starr     One Chase Corporate Determination  Director
                         Drive, Suite 450    of Option
                         Birmingham, AL      Recipients
                         35244


          Option Price

               Each option shall state the option price, which shall not be less than one  hundred percent (100%) of the fair market value of the shares of  the Common Stock  of the Company  on the date  the

          option is granted.   If the stock  is listed upon an  established

          stock exchange or exchanges, fair market value shall be deemed to be  the highest closing  price of the  Common Stock  as listed on such stock exchange or exchanges on the day the option is granted


          MS68109.2SDW                    7












          or, if no sale of the Company's Common Stock has been made on any stock exchange on that  day, on the next  preceding day on  which

          there  was a sale of such stock.   During such time as such stock

          is not listed upon  an established stock exchange but  is instead traded over-the-counter, the fair market value per share shall be equal to  the mean of  the dealer "bid"  and "ask" prices  of the

          Common Stock in the over-the-counter market on the day the option is granted, as reported by the National Association of Securities

          Dealers  Automated Quotations System.  If the stock is not listed on any exchange or traded over-the-counter, the fair market value shall  be determined  by appropriate  appraisals and  opinions of

          qualified persons.    Subject  to  the foregoing,  the  Board  of

          Directors  and  the  Committee  shall  have  full  authority  and discretion  in  fixing  the  option  price,  and shall  be  fully protected in doing so.

               The price at  which the options may be exercised  may not be modified, except pursuant to  the anti-dilution provisions of the

          Plan.   Adjustment  will be  made for  changes in  the securities

          resulting from stock dividends, stock splits and similar changes.

               The  Company does not intend to make any periodic reports to participating  employees as  to  the amount  and status  of their

          accounts  but  will  make   such  information  available  to  the

          employees at any time upon request.



          PAYMENT OF PURCHASE PRICE

               Each option  shall  provide that  the  option price  of  the


          MS68109.2SDW                    8












          shares as to which an option shall be exercised shall  be paid to the Company at the  time of exercise either in cash, Common Stock of the Company already owned by the Optionee  having a total fair market  value equal to the option price, or a combination of cash and Common  Stock having a total  fair market value equal  to the option price.

          EXERCISE OF OPTIONS

               An option may not  be exercised during the first  year after

          the  date  on  which  it  is  granted.    Thereafter,  except  as

          specifically  provided  by  the  Committee  at  the  time  of the issuance of the option,  the option may be exercised at  any time and from  time to time,  within its terms,  in whole or  in part.

          However, in no event  shall said option be exercisable  after the expiration  of 10 years  from the date  on which  it was granted.

          Not less than 10 shares may  be purchased at any one time unless,

          under said option,  such number is the total number  which may be purchased at such time.



          RESTRICTIONS ON RESALE

               Certain restrictions  exist on the  resale of shares  of the

          Common  Stock  of  Bruno's, Inc.    Pursuant  to  the Plan,  each

          employee  granted an option must hold the shares purchased by him pursuant to the exercise of any option granted under the Plan for a period of two years from the date of the granting of the option or one year after the transfer of the shares to him, whichever is later.  In  the event  such restrictions are  applicable and  the


          MS68109.2SDW                    9












          optionee  desires to sell  such shares at  any time prior  to the expiration  of the applicable time period set forth above, he may

          be   required,  at   the   sole  discretion   of  the   Committee

          administering the Plan, to transfer, assign and convey the shares so  purchased back  to  the Company  at the  price  paid by  said

          optionee.   Also,  an  optionee making  such  a sale   will  have

          ordinary income in the year  in which such transfer occurs  in an amount equal to the difference if  any between the price at which the  stock was  purchased by him  from the  Company and  its fair

          market value  at the  time it  was purchased.    [See Income  Tax

          Consequences.]  In addition,  certain other restrictions apply to the  resale of  the Common  Stock by  affiliates of  the Company.

          Under Rule  405, as  promulgated by  the Securities and  Exchange

          Commission under  the  Securities Act  of 1933,  an affiliate  is generally  deemed to  be a  person that directly,  or indirectly,

          through one  or more  intermediaries, controls, or  is controlled by,  or is under common control  with the Company, (i.e., has the possession, direct or indirect,  of the power to direct  or cause the direction  of the  management  and policies  of the  Company,

          whether  through  the  ownership  of  voting  securities,  or  by contract, or  otherwise).  For  instance, those  persons who  are directors of a company  are generally deemed to be  affiliates of that  company.  Those persons  who are affiliates  can resell the shares acquired by  them under  the Plan only  if the shares  are registered under Section 5 of the Securities Act of 1933 or if an appropriate exemption from such registration for such sale exists


          MS68109.2SDW                    10












          pursuant  to Rule  144,  as  promulgated  by the  Securities  and

          Exchange  Commission under  the Securities  Act of  1933, or  any other appropriate  exemptory provision  of the Securities  Act of

          1933.



          DEATH - TERMINATION OF EMPLOYMENT - ASSIGNMENT

               In the event that an optionee shall die or shall cease to be employed  by the Company for any reason whatsoever, and shall not have  fully exercised  any option  granted under  this Plan,  the option or the remaining portion thereof shall be exercisable  (by the  optionee, his legally  appointed personal representative, or his heirs, as the case may be) for a period  of three months from the date of death or the date employment is terminated, and shall thereafter  terminate;  provided,  however,  in the  case  of  an optionee  who  is  disabled within  the  meaning  of  IRC Section

          22(e)(3) the three-month period shall be one year.  The Committee shall determine  whether authorized  leave of absence  or absence for military or governmental service shall constitute termination of  employment for the purposes of the Plan.  Such determination,

          unless  overruled by the Board  of Directors, shall  be final and

          conclusive.   If no affirmative determination  is recorded by the

          Committee, such absence shall be deemed to constitute termination of employment for purposes of the Plan.  Notwithstanding anything herein to  the contrary, nothing shall extend optionee's right to exercise  this option after the  expiration of 10  years from the date it is granted.


          MS68109.2SDW                    11












               Each optionee receiving an option under the Plan shall agree to remain  in the employ  of and  to render his  services to  the

          Company  for a  period  of one  (1)  year from  the  date of  the exercise  of his option to purchase stock  under the Plan.  If an optionee does  not remain in the  employ of the Company  for said one (1) year period,  upon the termination of his  employment, he may  be  required,  at  the  sole  discretion  of  the  Committee appointed  by the Board of  Directors to administer  the Plan, to transfer, assign and  convey the stock purchased  within said one

          (1) year period  back to the  Company at the  price paid by  said optionee.

               An  employee's   option  granted  under  the   Plan  is  not

          assignable during his lifetime, and no other person shall acquire any rights to  such option  acquired pursuant to  the Plan  other than by will or the laws of descent and distribution.



          SALE, MERGER OR CONSOLIDATION OF THE COMPANY.

               In the event that  an optionee shall be notified  in writing by the  Committee or by  the Board  of Directors of  an impending sale  of substantially  all of the  assets of  the Company,  or a merger or consolidation  of the Company, or a sale or exchange of eighty  percent (80%)  or more  of the  outstanding stock  of the

          Company  by the shareholders  of the Company,  the optionee shall thereafter  have  thirty days  from the  date  of such  notice to

          exercise his option or the remaining part thereof.   In the event

          he fails to exercise  his option, or the remaining  part thereof,


          MS68109.2SDW                    12












          within said thirty-day period, and such impending sale, merger or consolidation  is  consummated, his  option  shall  no longer  be exercisable and any  unexercised portion thereof shall  thereupon

          be cancelled and terminated.   Notwithstanding anything herein to

          the contrary,  nothing shall extend optionee's  right to exercise this option after the expiration of  10 years from the date it is granted.



          OUTSTANDING OPTIONS UNDER THE PLAN

               On  May 6,  1993, the  Board of  Directors of  Bruno's, Inc.

          approved  the issuance  of 315,000  options to  22 key  executive employees  of  the Company  at an  exercise  price of  $8.375 per share.  No other options have been issued under the Plan.  Of the total issued options to date, none have  expired, been terminated or exercised under the  Plan, and all are currently  outstanding.

          All  of the  options  expire  ten (10)  years  from  the date  of

          issuance.   The  issuance of  incentive stock  options on  May 6,

          1993,  included  issuance  of  167,500  options  to  officers  of

          Bruno's, Inc.



                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               All documents  subsequently filed by Bruno's,  Inc. pursuant to Sections 13, 14  and 15(d) of  the Securities Exchange Act  of

          1934,  prior to  the filing  of a post-effective  amendment which indicates that all securities offered hereunder have been sold or which  deregisters  any  securities  remaining  unsold,  shall be


          MS68109.2SDW                    13












          deemed  to be incorporated by reference in this prospectus and to be  a part hereof from the date of filing of such documents.  The following documents are specifically incorporated by reference:

               (a) The Company's Form 10-K dated September 30, 1993, File No. 0-6544.

               (b) The Company's Form 10-Q dated November 8, 1993, File No. 0-6544.

               (c) The Company's Form 10-Q dated February 11, 1994, File No. 0-6544.

               (d)  The Company's Form 10-Q dated May 20, 1994, File No. 0-
                    6544.

               (e) The Company's Proxy Statement dated September 27, 1993, File No. 0-6544.

               (f) Description of Common Stock of Bruno's, Inc. set forth under the caption "Capital Stock to be Registered", on page 1 of Bruno's, Inc. Form 8-A, dated September 19, 1972, File No. 0-6544.

               (g) Information, including information as to stock options (including the amount outstanding, exercises, prices and expiration dates), included in the Company's Form 10-K described in paragraph (a) above and in the Company's definitive proxy statement described in paragraph (b) above and which will be included in the future either in the Company's proxy statements, annual reports or appendices to this Prospectus.



















          MS68109.2SDW                    14












                                    LEGAL MATTERS

               Legal matters  in connection with  the sale of  Common Stock offered  hereby will be  passed upon for  the Company  by the law firm  of  Sirote  &  Permutt, P.C.,  Birmingham,  Alabama  35205.

          Richard Cohn, a member of the  Board of Directors of the Company,

          is a  member and shareholder  of said law  firm, which  serves as general counsel to the Company.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Pursuant  to  Section 10-2A-21,  Code  of  Alabama 1975,  as

          amended,  the Company  has  the power  to  indemnify any  of  its directors and  officers against any  liability they may  incur as such directors and officers  of the Company, or as  directors and officers  of another entity if requested to  serve as such by the

          Company, provided that the  Company determines that the directors and officers incurring the  liability acted in good faith  and in what they believed to be the best interests of the Company.  Such

          determination  is  to  be   made  either  (1)  by  a   quorum  of

          disinterested Directors serving on the current Board of Directors of the Company,  (2) at the request of the  Board, by independent legal counsel for the Company in a written opinion, or (3) by the

          Shareholders.  Payment of the expenses incurred in defending such officers or directors  may be paid by  the Company in advance  of the final deposition of  such suit or proceeding upon  receipt of an undertaking by the director or officer to repay such amount in the  event  it  is ultimately  determined  that  such officer  or director is  not  entitled  to  be  indemnified  by  the  Company


          MS68109.2SDW                    15












          pursuant to said section of the Code.

               In addition,  the Company shall  have the power  to purchase and maintain insurance  on any  such director or  officer of  the

          Company, or director or  officer of another entity if  serving in such  capacity  at  the  request  of  the  Company,  against  any liability asserted  against such officer or  director or incurred by him in such capacity, whether or not the Company has the power to indemnify him  against such liability under the  provisions of

          Section 10-2A-21, Code of Alabama 1975, as amended.

               In  addition  to the  above indemnification  provisions, the members of the  Committee appointed to administer  the Plan shall be  indemnified  by  the  Company  against  reasonable  expenses,

          including attorneys' fees,  actually and necessarily  incurred by them in connection with  any action, suit or proceeding  to which they or any of them may be a party by reason of any action taken,

          or failure to  act under or  in connection with  the Plan or  any option granted thereunder,  and against all amounts paid  by them in settlement  thereof (provided  such settlement is  approved by independent  legal counsel  selected by the  Company) or  paid by them in satisfaction  of a judgment  in any such action,  suit or proceeding, except in relation to matters as to which it shall be adjudged  that such Committee member  is liable for negligence or misconduct in the performance of his duties; provided that within

          60 days after institution of any such action, suit or proceeding,

          a  Committee  member  shall  in  writing offer  the  Company  the opportunity, at its own expense, to handle and defend the same.


          MS68109.2SDW                    16












                                ADDITIONAL INFORMATION

               A Registration Statement (and  amendment thereto) in respect of  the securities offered by this Prospectus has been filed with the  Securities and Exchange  Commission, Washington, D.C. 20549,

          under the Securities Act.   Additional information concerning the

          Company  and such securities is  to be found  in the Registration

          Statement  and  amendment  thereto,  including  various  exhibits thereto, which may be  inspected at the office of  the Securities and Exchange Commission.




































          MS68109.2SDW                    17












                                    EXHIBIT INDEX

          Exhibit No.                        Description of Exhibit

                4 Specimen of Common Stock Certificate of Bruno's, Inc., incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to the Bruno's, Inc. Registration Statement filed on Form S-1, Registration No. 2-147336, on September 13, 1971.

                5                  Opinion re legality

               15                  Consents    of     Independent    Public
                                   Accountants and Counsel

               25                  None

               28                  None

































          MS68109.2SDW                    18












                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants,  we hereby consent to the incorporation by reference in  this Registration Statement of our reports dated  August  6, 1993,  included in  or incorporated  by reference  in the  Bruno's, Inc.  Form 10-K  for the  fiscal year ended July 3, 1993.



                                   /s/  Arthur Andersen & Co.



          Birmingham, Alabama
          April 27, 1994































          MS68109.2SDW                    19












                                  CONSENT OF COUNSEL

               As legal counsel for Bruno's, Inc., we hereby consent to the inclusion  in this  Registration  Statement on  Form  S-8 of  the reference in  the section  entitled "Legal  Matters" to this  law firm.

                                             SIROTE & PERMUTT, P.C.

                                             By  /s/ Richard Cohn
                                                  Richard Cohn


          Birmingham, Alabama
          June 6, 1994



































          MS68109.2SDW                    20












                                     UNDERTAKINGS



               A.   The  undersigned registrant  hereby undertakes:  (1) To

          file,  during any period in which offers or sales are being made,

          a post-effective amendment to this Registration Statement: (i) To include  any  prospectus  required  by section  10(a)(3)  of  the

          Securities Act of  1933; (ii)  To reflect in  the prospectus  any

          facts   or  events  arising  after  the  effective  date  of  the

          registration  statement   (or  the  most   recent  post-effective

          amendment  thereof)  which,  individually  or in  the  aggregate,

          represent a  fundamental change in  the information set  forth in

          the  registration  statement;  (iii)  To  include  any   material

          information  with  respect  to   the  plan  of  distribution  not

          previously  disclosed   in  the  registration  statement  or  any

          material  change   to  such   information  in   the  registration

          statement;  Provided,  however,  that  paragraphs  (a)(1)(i)  and

          (a)(1)(ii)  do not apply if the registration statement is on Form

          S-3 or Form S-8, and the information required to be included in a post-effective  amendment by  those  paragraphs is  contained  in periodic reports filed  by the registrant pursuant  to section 13 or section 15(d)  of the Securities Exchange Act of 1934 that are

          incorporated  by reference  in the  registration statement.   (2)

          That, for  the  purpose of  determining any  liability under  the

          Securities Act of 1933,  each such post-effective amendment shall be  deemed to  be a  new registration  statement relating  to the securities offered  therein, and the offering  of such securities


          MS68109.2SDW                    21












          at that time shall be deemed to be the initial bona fide offering thereof.  (3)  To remove  from registration by  means of a  post-

          effective amendment any of  the securities being registered which remain unsold at the termination of the offering.



               B.   Undertaking  to  Incorporate  Subsequent  Exchange  Act

          Documents  by  Reference.    The  undersigned  registrant  hereby

          undertakes that, for purposes  of determining any liability under the  Securities Act  of  1933, each  filing  of the  registrant's annual report pursuant to  Section 13(a) or Section 15(d)  of the

          Securities  Exchange Act  of  1934 (and,  where applicable,  each filing of  an employee benefit  plan's annual report  pursuant to

          Section 15(d) of  the Securities  Exchange Act of  1934) that  is incorporated by reference in  the registration statement shall be deemed  to be  a  new  registration  statement  relating  to  the securities offered  therein, and the offering  of such securities at that time shall be deemed to be the initial bona fide offering thereof.


















          MS68109.2SDW                    22












                                      SIGNATURES



               Pursuant to the requirements of the Securities Act  of 1933,

          the  registrant  certifies  that  it has  reasonable  grounds  to believe that it meets all of  the requirements for filing on Form

          S-8  and has duly caused this registration statement to be signed on its behalf by  the undersigned, thereunto duly  authorized, in the City of Birmingham, State of Alabama, on June 6, 1994.



                                             BRUNO'S, INC.

                                             By    /s/ Ronald G. Bruno
                                                  Ronald G. Bruno
                                                  Chief Executive Officer


                                             By     /s/ Glenn J. Griffin
                                                  Glenn J. Griffin
                                                  Treasurer

























          MS68109.2SDW                    23












               Pursuant to the requirements of the Securities Act of  1933,

          this  registration statement  has  been signed  by the  following persons in their capacities with Bruno's, Inc., the  employer and the issuer, on the dates indicated:

          Signature                Title                    Date

          /s/ Ronald G. Bruno      Chief Executive          June 6, 1994
          Ronald G. Bruno          Officer and Chairman
                                   of the Board


          /s/ Joseph S. Bruno      Chairman Emeritus        June 6, 1994
          Joseph S. Bruno


          /s/ Paul F. Garrison     President; Director      June 6, 1994
          Paul F. Garrison


          /s/ Glenn J. Griffin     Senior Executive Vice    June 6, 1994
          Glenn J. Griffin         President; CFO;
                                   Treasurer; Director

          /s/ Kenneth J. Bruno     Executive Vice           June 6, 1994
          Kenneth J. Bruno         President; Director


          /s/ Richard Cohn         Director                 June 6, 1994
          Richard Cohn


          /s/ Judy M. Merritt      Director                 June 6, 1994
          Judy M. Merritt


          /s/ Benny M. LaRussa,Jr. Director                 June 6, 1994
          Benny M. LaRussa, Jr.


          /s/ J. Mason Davis, Jr.  Director                 June 6, 1994
          J. Mason Davis, Jr.


          /s/ Bart Starr           Director                 June 6, 1994
          Bart Starr




          MS68109.2SDW                    24